400 Somerset St., New Brunswick, NJ 08901
732.342.7600

                 MAGYAR BANCORP ANNOUNCES FIRST QUARTER EARNINGS

New Brunswick, New Jersey, January 26, 2007 - Magyar Bancorp (NASDAQ: MGYR), parent company of Magyar Bank, announced today its results of operations for the three months ended December 31, 2006. The Company's net income for the three months ended December 31, 2006 was $272,000, an increase of $106,000 or 63.8% from the same period in 2005. For the three months ended December 31, 2006, basic and diluted earnings per share was $.05.

For the three months ended December 31, 2006, net interest and dividend income increased $565,000, or 19.8%, over the same period last year. At December 31, 2006, Magyar Bancorp had total assets of $449.1 million, an increase of $14.9 million, or 3.4%, from September 30, 2006. Loans receivable increased $17.4 million, or 5.0%, to $369.3 million.

Non-performing loans decreased to $7.3 million at December 31, 2006 from $7.4 million at September 30, 2006. Total non-performing loans for both periods include $5.1 million in loans to builder Kara Homes, LLC. These loans are secured by real estate and were not accrued for during the three months ending December 31, 2006. $5.0 million of loans made by the Bank to Solomon Dwek are currently performing.

The provision for loan losses totaled $167,000 for the three months ended December 31, 2006 compared with $120,000 for the three months ended December 31, 2005. The increase in the provision reflected the higher balances of loans receivable as well as management's analysis of the inherent risk within the loan portfolio. The Bank's allowance for loan loss increased to $4.1 million, or 1.10% of loans, at December 31, 2006 from $3.9 million, or 1.11% of loans, at September 30, 2006.

Total deposits increased $16.7 million, or 5.1%, to $342.3 million at December 31, 2006 from $325.6 million at September 30, 2006.

"Magyar's growth strategy continues to produce strong results, particularly in our deposit base," stated Elizabeth E. Hance, President and Chief Executive Officer of Magyar Bancorp. "Our Branchburg office, which opened in September 2006, had over $7.0 million in deposits at the end of our first quarter, and we look forward to opening our next office inside the Child Health Institute in New Brunswick."

Magyar Bancorp common stock is traded on the NASDAQ Global Market under the symbol "MGYR."

Magyar Bancorp is the parent company of Magyar Bank, a community bank headquartered in New Brunswick, New Jersey. Magyar Bank has been serving families and businesses in Central New Jersey for over 80 years with a complete line of financial products and services, and today Magyar operates branch locations in New Brunswick, North Brunswick, South Brunswick and Branchburg. Visit Magyar online at www.magbank.com.

Forward Looking  Statements
This press release contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward- looking terminology, such as "may," "will," "believe," "expect," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company's filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company's pricing, products and services, and with respect to the loans extended by the Bank to Kara Homes and Solomon Dwek, the following: risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey; the risk that the value of the real estate securing these loans may decline in value; and the risk that significant expense may be incurred by the Company in connection with the resolution of these loans. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact: John Reissner, 732.214.2083

                       MAGYAR BANCORP, INC. AND SUBSIDIARY
                             Selected Financial Data
                  (Dollars in Thousands, Except Per Share Data)


                                                                       Three Months Ended
                                                                          December 31,
                                                                     2006             2005
                                                                    ------           ------
                                                                          (Unaudited)
Income Statement Data:
       Interest and dividend income                                 $ 7,001          $ 5,118
       Interest expense                                               3,588            2,270
                                                                    -------          -------
       Net interest and dividend income                               3,413            2,848
       Provision for loan losses                                        167              120
                                                                    -------          -------
       Net interest and dividend income after
            provision for loan losses                                 3,246            2,728
       Non-interest income                                              333              235
       Non-interest expense                                           3,205            2,715
                                                                    -------          -------
       Income before income tax                                         374              248
       Income tax expense                                               102               82
                                                                    -------          -------
       Net income                                                   $   272          $   166
                                                                    =======          =======

Per Share Data:
       Basic earnings per share (1)                                 $  0.05             N/A
       Book value per share (1)                                     $  8.20             N/A

Selected Ratios:
       Return on average assets                                        0.24%            0.18%
       Return on average equity                                        2.24%            2.67%
       Net interest margin                                             3.32%            3.41%
                                                                    -------------------------
       (1) Per share data for the three months ended December 31, 2005 are not presented since the Company did not have publicly held shares outstanding during this period.


                                                                           At or For the Period Ended
                                                                    December 31, 2006        September 30, 2006
                                                                    -----------------        ------------------
                                                                      (Unaudited)
Balance Sheet Data:
       Assets                                                         $ 449,109               $  434,204
       Loans receivable                                                 369,305                  351,861
       Allowance for loan losses                                          4,059                    3,892
       Investment securities - available for sale, at fair value         17,336                   18,169
       Investment securities - held to maturity, at cost                 22,790                   23,895
       Deposits                                                         342,318                  325,602
       Borrowings                                                        51,124                   52,996
       Shareholders' Equity                                              48,562                   48,212

Asset Quality Data:
       Non-performing loans                                             $ 7,306                  $ 7,400
       REO property                                                           -                        -
       Allowance for loan losses to total loans receivable                 1.10%                    1.11%
       Non-performing loans to total loans receivable                      1.98%                    2.10%
       Allowance for loan losses to non-performing loans                  55.56%                   52.59%